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Web      www.uhy-us.corn

April 17, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Map V Acquisition, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K/A report filed on or about April 17, 2008. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours, a

 /s/ UHY LLP

UHY LLP

An Independent Member at Urbach Hacker Young International Limited